UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Under § 240.14a-12

CBL & ASSOCIATES PROPERTIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2018

The following information supplements and amends the proxy statement (the “2018 Proxy Statement”) of CBL & Associates Properties, Inc. (the “Company”), first made available to our stockholders on March 29, 2018, in connection with the solicitation of proxies by our board of directors for the 2018 Annual Meeting of Stockholders to be held on Monday, May 14, 2018, at 4:00 p.m. (EDT) at Embassy Suites, 2321 Lifestyle Way, Chattanooga, Tennessee, and for any adjournments or postponements thereof. This supplement to the proxy statement is being filed with the Securities and Exchange Commission on April 2, 2018. All capitalized terms used in this supplement to the 2018 Proxy Statement (the “Supplement”) and not otherwise defined herein have the meaning ascribed to them in the 2018 Proxy Statement. The information contained in this Supplement modifies and supersedes any inconsistent information contained in the 2018 Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE 2018 PROXY STATEMENT.

Except as supplemented or amended by the information contained in this Supplement, all information set forth in the 2018 Proxy Statement remains unchanged. We urge you to read this Supplement carefully and in its entirety together with the 2018 Proxy Statement. This Supplement will also be made available through the “Invest” section of our Company website at cblproperties.com and with our current proxy materials at www.proxyvote.com.

This supplemental disclosure is being provided to our stockholders to update the Independent Registered Public Accountants' Fees and Services table, which inadvertently omitted $25,000 in audit-related fees pertaining to an audit of one of the Company's subsidiaries in 2017. A revised version of this table appears below:

Independent Registered Public Accountants’ Fees and Services

The Company was billed for professional services provided during fiscal years 2016 and 2017 by Deloitte in the amounts set forth in the following table.

	2016	2017
Audit Fees (1)	$989,950	$964,154
Audit-Related Fees (2)	329,400	211,700
Tax Fees – Compliance (3)	232,500	241,000
Tax Fees – Consulting (4)	411,056	367,566
Total	$1,962,906	$1,784,420

(1)
Consists of fees billed for professional services in connection with the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2016 and 2017, the audit of the Operating Partnership’s annual financial statements for the fiscal years ended December 31, 2016 and 2017, the audit of the Company’s and the Operating Partnership’s internal controls over financial reporting as of December 31, 2016 and 2017, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during the 2016 and 2017 fiscal years, comfort letters and other services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. These services include audits of the Company’s subsidiaries pursuant to requirements of certain loan agreements, joint venture agreements and ground lease agreements and other consultations.

(3)	Consists of fees billed for professional services for assistance regarding federal and state tax compliance.

(4)	Consists of fees billed for professional services for tax advice and tax planning, which consists of tax services related to joint ventures and tax planning.